Exhibit 99.1

CiG Wireless Corp. Announces Upcoming Quotation Removal
in Connection with Vertical Bridge Merger

WELLINGTON, FLORIDA – May 15, 2015 – CiG Wireless Corp. (OTC.BB: CIGW), a Nevada corporation (the “Company”), previously announced that it had entered into an Agreement and Plan of Merger as of March 20, 2015, with Vertical Bridge Acquisitions, LLC (“Vertical Bridge”), and its wholly-owned subsidiary, Vertical Steel Merger Sub Inc. (as amended, the “Merger Agreement”). Pursuant to the transactions contemplated by the Merger Agreement (the “Merger”), the Company will become a wholly-owned subsidiary of Vertical Bridge. As a result of the Merger, the Company’s common stock, which is quoted on the OTC Bulletin Board, will be cancelled for no consideration, and will no longer be outstanding.

In connection with the Merger, the Company filed with the Financial Industry Regulatory Authority, Inc. (“FINRA”), as required by FINRA Rule 6490, an OTC Equity Notification Form. Upon the effectiveness of the Merger, FINRA will remove the Company’s trading symbol from the OTC Bulletin Board; however, such removal may not be completed for one or more trading days after the consummation of the Merger. Trades effectuated following the consummation of the Merger, until the trading symbol has been removed by FINRA, will not be valid trades, since the securities subject to any such trades will no longer be outstanding as a result of the Merger. The Company is therefore providing this information to avoid having any trades effected which may later be invalidated. The Company will not be responsible for any losses that may be incurred as a result of trades that occur from and after completion of the Merger.

In accordance with the terms of the Merger Agreement, the Company intends to complete the Merger as soon as all of the conditions to closing are satisfied. The conditions to closing may be satisfied at any time. The Company does not intend to provide any further notice or disclosure until after the Merger has been completed. Investors are expressly cautioned that any trade in the Company’s securities from the date hereof may not be able to be settled, and may be subject to being unwound. The consequence of any such unwind could be a loss of the purchase price for the Company’s securities paid by the investor. The Company will not be responsible for any such losses.

For further information, please contact the Company at (561) 701-8484.

About CiG Wireless Corp.

CiG Wireless Corp. (www.cigwireless.com) is a leading independent owner and operator of wireless communication infrastructures in the United States. The primary focus of the Company is leasing antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. The Company's common stock is traded publicly in the United States on the OTC Bulletin Board (OTC.BB: CIGW).

Safe Harbor Statement

This presentation contains "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon the Company's current expectations and speak only as of the date hereof. These forward-looking statements are based upon currently available competitive, financial, and economic data and management's views and assumptions regarding future events. The Company's actual results may vary materially from the forward-looking statements as a result of various factors and uncertainties. The Company cannot provide assurances that any projections, goals, future events and other prospective matters described in this press release will be successfully completed or that the Company will realize the anticipated benefits of any transactions. Various risk factors that may affect the Company's business, results of operations and financial condition are detailed from time to time in the Annual Report on Form 10-K and in the Current Reports on Form 8-K and other filings made by the Company with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update information contained in this presentation.

Contact Information

Paul McGinn

Chief Executive Officer

(561) 701-8484